Exhibit 99.1
                                                                    ------------

                              SYMBOLLON CORPORATION
                          (a development stage company)

               CONDENSED BALANCE SHEET WITH PRO FORMA ADJUSTMENTS
                                   (unaudited)

                                     ASSETS
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                                                                                                                        Pro Forma
                                                                                                                          as of
                                                                                  August 31,         Pro Forma          August 31,
                                                                                    1999            Adjustments (a)       1999
                                                                                -------------      -------------      -------------
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Current assets:
    Cash and cash equivalents...................................................   $2,160,671          $687,689          $2,848,360
    Restricted cash.............................................................      154,338                               154,338
    Accounts receivable.........................................................      201,534                               201,534
    Inventory...................................................................       83,995                                83,995
    Prepaid expenses............................................................       14,208                                14,208
                                                                                -------------      -------------      -------------
        Total current assets....................................................   $2,614,746          $687,689          $3,302,435
Equipment and leasehold improvements, net of
 accumulated depreciation and amortization......................................      103,033                               103,033
Other assets:
    Patent and trademark cost, net of accumulated amortization..................      218,355                               218,355
    Deposit.....................................................................        2,364                                 2,364
                                                                                -------------      -------------      -------------

        TOTAL...................................................................   $2,938,498          $687,689          $3,626,187
                                                                                =============      =============      =============

                                   LIABILITIES
Current liabilities:
    Accounts payable............................................................     $178,824                              $178,824
    Accrued expenses............................................................      304,037                               304,037
    Other current liabilities...................................................        1,450                                 1,450
                                                                                -------------      -------------      -------------
        Total current liabilities...............................................      484,311                               484,311

Redeemable common stock, Class A, par value $.001 per share,
 93,333 shares issued at August 31, 1999 and on a pro forma basis,
 respectively (aggregate involuntary liquidation value $175,000)................      175,000                               175,000


                              STOCKHOLDERS' EQUITY

Preferred stock, par value $.001 per share, 5,000,000 shares authorized, none issued........................................................
Common stock, Class A, par value $.001 per share,
 18,750,000 shares authorized, 3,806,048 and 4,221,783 shares issued at
 August 31, 1999 and on a pro forma basis, respectively.........................        3,495               416               3,911
Convertible Common stock, Class B, par value $.001 per share,
 1,250,000 shares authorized, 15,738 shares issued..............................           16                                    16
Additional paid-in capital......................................................    8,244,174           687,273           8,931,447
Deficit accumulated during the development stage................................   (5,968,498)                           (5,968,498)
                                                                                --------------     -------------      -------------
    Total stockholders' equity..................................................    2,279,187           687,689           2,966,876

                                                                                --------------     -------------      -------------
    TOTAL.......................................................................   $2,938,498          $687,689          $3,626,187
                                                                                ==============     =============      =============

(a)  Adjustments give effect to the sales proceeds (net of placement agent's commissions) from the sale of 415,735 units
     (the "Units"), each Unit consisting of one share of Class A Common Stock and one redeemable warrant, which occurred from
      September 1, 1999 to the filing date hereof.

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